Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Taylor Capital Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-100809) on Form S-8 of Taylor Capital Group, Inc. of our report dated March 8, 2005, except as to the restatement discussed in Note 1 to the Consolidated Financial Statements which is as of December 21, 2005, with respect to the consolidated balance sheets of Taylor Capital Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 8, 2005, except as to the second through fourth paragraphs of Management’s Report on Internal Control Over Financial Reporting (Restated), which are as of December 21, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of Taylor Capital Group, Inc.

As discussed in Note 1 to the Consolidated Financial Statements, the 2004 consolidated financial statements have been restated.

Our report on management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, dated March 8, 2005, except as to the second through fourth paragraphs of Management’s Report on Internal Control Over Financial Reporting (Restated), which are as of December 21, 2005, expresses our opinion that Taylor Capital Group, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness in the Taylor Capital Group, Inc.’s internal control over financial reporting regarding ineffective policies and procedures related to the accounting for certain derivative financial instruments under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities.

/s/ KPMG LLP

Chicago, Illinois

December 21, 2005